EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Green Plains and Jefferson Terminal Logistics enter into Joint Venture to Construct and Operate an Intermodal Export / Import Fuels Terminal in Beaumont, Texas
OMAHA, Neb. June 14, 2016 (GLOBE NEWSWIRE) Green Plains Inc. (NASDAQ:GPRE) and Jefferson Gulf Coast Energy Partners, a subsidiary of Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) today announced that they have formed a joint venture to construct and operate an intermodal export and import fuels terminal at Jefferson’s existing Beaumont, Texas terminal. The 50/50 joint venture is expected to invest approximately $55 million in its Phase I development which will initially focus on storage and throughput capabilities for multiple grades of ethanol. Further development of the joint venture’s capabilities is expected to add the ability to manage multiple liquid products for import and export, including liquid hydrocarbons, vegetable oils and other non-liquid commodities.
“Once completed, we believe this terminal will provide Green Plains and other customers with significant advantages over other locations,” said Todd Becker, President and CEO of Green Plains. “As demand for the products we produce continues to grow both globally and domestically, we wanted to create a world class solution to service our customers. Having access to three Class I railroads, barges and inbound/outbound vessels, positions the terminal with transportation and cost advantages that will make this a successful partnership. This terminal will be one of the most modern and efficient solutions in the U.S.”
“We are excited to be partnering with one of the largest ethanol producers and traders in North America. This project will add the necessary infrastructure at Jefferson Beaumont to distribute ethanol to markets worldwide,” said Greg Binion, President and CEO of Jefferson. “Green Plains Trade Group will be the anchor customer of the joint venture, and the terminal is expected to serve other ethanol exporters as well. We are confident that Jefferson’s multimodal capabilities and sustainable cost-advantaged logistics will contribute to the success of this joint venture.”
“This joint venture will diversify the existing facility and complement the public/private partnership Jefferson enjoys with the Port of Beaumont. We expect it to be one of the most versatile ethanol hubs in the country and deliver additional economic benefit to the area" said Chris Fisher, Port Director and CEO of the Port of Beaumont.
The joint venture’s terminal will have direct access to multiple transportation options including Aframax vessels, inland and coastwise barges, trucks, and unit trains with direct mainline service from the Union Pacific, BNSF and KCS railroads. Phase I development will leverage existing infrastructure at the Jefferson terminal in Beaumont, and is expected to include approximately 500,000 barrels of storage with expansion potential for up to 1,000,000 barrels. Construction of Phase I is currently expected to take approximately nine months with completion projected in the second quarter of 2017.
Green Plains may offer its interest in the joint venture to its master limited partnership, Green Plains Partners LP (NASDAQ:GPP) once commercial development is completed.
About the Jefferson Energy Terminal
The terminal is owned and operated by Jefferson Energy Companies, a midstream oil and terminal company that serves the Gulf Coast. The terminal is located on 243 acres in Beaumont, Texas, positioned in one of the largest refinery markets in the U.S., located in the center of the 9.2 million bbd Gulf Coast refining market (PAD III). The terminal is a public-private partnership between the Port of Beaumont Navigation District of Jefferson County, Texas and Jefferson Energy Companies. The Port of Beaumont is the fourth busiest port in the United States, according to the U. S. Army Corp of Engineers tonnage statistics, and the busiest military port in the U.S. The terminal is currently served by three Class I railroad carriers, allowing delivery from most origination terminals and plants in North America.
About Fortress Transportation and Infrastructure Investors LLC
Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm. For more information about FTAI, visit www.ftandi.com.

EXHIBIT 99.1

About Green Plains
Green Plains Inc. (NASDAQ:GPRE) is a diversified commodity-processing business with operations related to ethanol, distillers grains and corn oil production; grain handling and storage; a cattle feedlot; and commodity marketing and distribution services. The company processes 12 million tons of corn annually, producing over 1.2 billion gallons of ethanol, approximately 3.5 million tons of livestock feed and 275 million pounds of industrial grade corn oil at full capacity. Green Plains owns a 62.5% limited partner interest and a 2.0% general partner interest in Green Plains Partners. For more information about Green Plains, visit www.gpreinc.com.
About Green Plains Partners LP
Green Plains Partners LP (NASDAQ:GPP) is a fee-based Delaware limited partnership formed by Green Plains Inc. to provide fuel storage and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. For more information about Green Plains Partners, visit www.greenplainspartners.com.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include words such as “anticipates,” “believes,” “estimates,” “expects,” “goal,” “intends,” “plans,” “potential,” “predicts,” “should,” “will,” and other words with similar meanings in connection with future operating or financial performance. Such statements are based on management’s current expectations, which are subject to various factors, risks and uncertainties that may cause actual results, outcomes, timing and performance to differ materially from those expressed or implied. Green Plains, Jefferson Energy Companies and FTAI may each experience significant fluctuations in future operating results due to a number of economic conditions, including competition in the industries in which they operate; commodity market risks, including those resulting from current weather conditions; financial market risks; counterparty risks; risks associated with changes to federal policy or regulation; risks related to closing and achieving anticipated results from acquisitions; risks associated with the joint venture to complete the unit train terminal; and other risks detailed in Green Plains’ and FTAI’s respective reports filed with the Securities and Exchange Commission, including their respective annual reports on Form 10-K for the year ended Dec. 31, 2015, and subsequent filings with the SEC. None of Green Plains, Jefferson Energy Companies or FTAI is obligated nor intends to update its forward-looking statements at any time unless it is required by applicable securities laws. Unpredictable or unknown factors not discussed in this release could also have material adverse effects on forward-looking statements. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

Investors & Media Contacts:	Terminal Commercial Contacts:
Jim Stark	Frank Rodriguez
Vice President, Investor & Media Relations	Vice President - Commercial Development
(402) 884-8700	(281) 677-4900
jim.stark@gpreinc.com	frodriguez@jeffersonenergyco.com

Alan Andreini	Paul Melton
Investor Relations	General Manager
Fortress Transportation and Infrastructure Investors LLC	Blendstar LLC
(212) 798-6128	(402) 952-4888
aandreini@fortress.com	pmelton@blendstarllc.com